Exhibit 99.1

News Release

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

For the fourth quarter of 2017, highlights include:

•	Revenue of $1,377.5 million

•	GAAP gross margin of 37.3 percent and non-GAAP gross margin of 37.5 percent

•	GAAP operating margin of 12.1 percent and non-GAAP operating margin of 15.4 percent

•	Operating cash flow of $224.3 million and free cash flow of $48.6 million

•	GAAP earnings per share of $1.22 and non-GAAP earnings per share of $0.39

For 2017, highlights include:

•	Revenue of $5,543.1 million and non-GAAP revenue of $5,388.0 million

•	GAAP gross margin of 36.7 percent and non-GAAP gross margin of 37.0 percent

•	GAAP operating margin of 12.3 percent and non-GAAP operating margin of 15.0 percent

•	Operating cash flow of $1,094.2 million and free cash flow of $706.7 million

•	GAAP earnings per share of $1.89 and non-GAAP earnings per share of $1.46

PHOENIX, Ariz. – Feb. 2, 2018 – ON Semiconductor Corporation (Nasdaq: ON) today announced that total revenues in the fourth quarter of 2017 were $1,377.5 million, up approximately nine percent compared to the same quarter last year. Fourth quarter revenue was down approximately one percent as compared to revenue in the third quarter of 2017.

“We once again delivered solid results, driven by strong demand for our products and by outstanding operating performance. With a broad portfolio of products for the industrial and automotive end-markets, ON Semiconductor is well positioned to benefit from the fastest growing end-markets in the semiconductor industry,” said Keith Jackson, ON Semiconductor president and CEO. “We believe that we are in the early stages of realizing benefits of our investments in automotive and industrial end-markets. Increased adoption of ADAS, electric vehicles, machine vision and robotics should drive further acceleration in our revenue and margins. Customers are increasingly relying on us as a key provider of enabling technologies for newly emerging and disruptive applications in automotive and industrial end-markets.

“Demand for our products remains strong and our design win pipeline continues to expand. Our customers are upbeat about the near to mid-term demand outlook for their businesses. Amid a strong demand environment, industry wide supply-side dynamics remain healthy.”

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

Fourth Quarter Results (GAAP)

(in millions, except per share data)	4Q 2017	4Q 2016	Year-Over- Year Change	3Q 2017	Sequential Change
Revenues	$1,377.5	$1,261.0	9%	$1,390.9	(1)%
Gross Profit	$514.2	$384.5	34%	$524.2	(2)%
Operating Income	$166.0	$55.7	198%	$177.3	(6)%
Net Income Attributable to ON Semiconductor Corporation	$529.9	$110.9	378%	$108.7	387%
Diluted Earnings Per Share	$1.22	$0.26	369%	$0.25	388%
Diluted Share Count	433.3	426.9	1%	427.5	1%

Fourth Quarter Results (Non-GAAP)

(in millions, except per share data)	4Q 2017	4Q 2016	Year-Over- Year Change	3Q 2017	Sequential Change
Revenues	$1,377.5	$1,261.0	9%	$1,390.9	(1)%
Gross Profit	$516.8	$443.3	17%	$526.7	(2)%
Operating Income	$211.5	$162.2	30%	$231.0	(8)%
Net Income Attributable to ON Semiconductor Corporation	$167.3	$123.0	36%	$189.4	(12)%
Diluted Earnings Per Share	$0.39	$0.29	34%	$0.44	(11)%
Diluted Share Count	429.9	426.9	1%	427.5	1%

Fourth Quarter Key Cash Flow Items

(in millions)	4Q 2017	4Q 2016	Year-Over- Year Change	3Q 2017	Sequential Change
Cash Taxes	$18.9	$8.2	130%	$13.4	41%
Operating Cash Flow	$224.3	$229.4	(2)%	$328.2	(32)%
Free Cash Flow	$48.6	$179.5	(73)%	$238.1	(80)%

FIRST QUARTER 2018 OUTLOOK

Based on product booking trends, backlog levels and estimated turns levels, the Company anticipates that total revenue in the first quarter of 2018 will be approximately $1,340 to $1,390 million. The outlook for the first quarter of 2018 includes anticipated stock-based compensation expense of approximately $18 million to $20 million. Net cash paid for income taxes is expected to be $18 million to $22 million.

The following table outlines ON Semiconductor’s projected first quarter of 2018 GAAP and non-GAAP outlook.

	Total ON Semiconductor GAAP	Special Items***	Total ON Semiconductor Non-GAAP****
Revenue	$1,340 to $1,390 million		$1,340 to $1,390 million
Gross Margin	36.4% to 38.4%		36.4% to 38.4%
Operating Expenses	$318 to $336 million	$28 to $32 million	$290 to $304 million
Other Income and Expense (including interest expense), net	$33 to $36 million	$8 to $9 million*	$25 to $27 million
Diluted Share Count **	445-447 million		432 million

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification (“ASC”) Topic 470: Debt.
**

Diluted share count can vary as a result of, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods in which the quarterly average stock price per share exceeds $18.50, the non-GAAP diluted share count and non-GAAP net income per share includes the impact of the Company’s hedge transactions issued concurrently with our 1.00% convertible notes. As such, at an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% convertible notes. In periods when the quarterly average stock price per share exceeds $20.72, the non-GAAP diluted share count and non-GAAP net income per share includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% convertible notes. As such, at an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% convertible notes. Both GAAP and non-GAAP diluted share counts are based on the Company’s current stock price.

***

Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

****

We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 9 a.m. Eastern Time (EST) on Feb. 5, 2018, to discuss this announcement and ON Semiconductor’s results for the fourth quarter of 2017 and year then ended. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (877) 356-3762 (U.S./Canada) or (262) 558-6155 (International). In order to join this conference call, you will be required to provide the Conference ID Number, which is 1175039.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power management, analog, sensors, logic, timing, connectivity, discrete, SoC and custom devices. The company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical, aerospace and defense applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, a robust compliance

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

and ethics program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

•	Follow @onsemi on Twitter.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Kris Pugsley Corporate/Media Communications ON Semiconductor (312) 909-0661 kris.pugsley@onsemi.com	Parag Agarwal Vice President Investor Relations and Corporate Development ON Semiconductor (602) 244-3437 kris.pugsley@onsemi.com

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor, including financial guidance for the year ending December 31, 2018. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenues and operating performance; economic conditions and markets (including current financial conditions); effects of exchange rate fluctuations; the cyclical nature of the semiconductor industry; changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks; enforcement and protection of our IP rights and related risks; risks related to the security of our information systems and secured network; availability of raw materials, electricity, gas, water and other supply chain uncertainties; our ability to effectively shift production to other facilities when required in order to maintain supply continuity for our customers; variable demand and the aggressive pricing environment for semiconductor products; our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products; legislative, regulatory and economic developments; competitor actions, including the adverse impact of competitor product announcements; pricing and gross profit pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses and realization of cost savings and synergies from restructurings; significant litigation; risks associated with decisions to expend cash reserves for various uses in accordance with our capital allocation policy such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs; risks associated with acquisitions and dispositions (including from integrating and consolidating and timely filing financial information with the SEC for acquired businesses and difficulties encountered in accurately predicting the future financial performance of acquired businesses); risks associated with our substantial leverage and restrictive covenants in our debt agreements that may be in place from time to time; risks associated with our worldwide operations, including foreign employment and labor matters associated with unions and collective bargaining arrangements, as well as man-made and/or natural disasters affecting our operations and finances/financials; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; risks related to new legal requirements, including laws, rules and regulations related to taxes and, in particular, the impact of the recently adopted tax reform legislation; risks involving environmental or other governmental regulation; and risks associated with our acquisition of Fairchild Semiconductor International Inc. (“Fairchild”), including: (1) intellectual property litigation matters relating to Fairchild; (2) our ability to retain key personnel; (3) competitive responses to the transaction; (4) unexpected costs, charges or expenses resulting from the transaction; (5) adverse reactions or changes to business relationships resulting from the transaction; (6) our ability to realize the benefits of the acquisition of Fairchild; (7) delays, challenges and expenses associated with integrating the businesses; and (8) our ability to comply with the terms of the indebtedness incurred in connection with the transaction. Additional factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2016 Annual Report on Form 10-K filed with the SEC on February 28, 2017 (“2016 Form 10-K”) and from time-to-time in our other SEC reports. You should carefully consider the trends,

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

risks and uncertainties described in this document, our 2016 Form 10-K, Part I, Item IA of our Form 10-Q for the quarter ended September 30, 2017 and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information except as may be required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Year Ended
	December 31, 2017	September 29, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenues	$1,377.5	$1,390.9	$1,261.0	$5,543.1	$3,906.9
Cost of revenues (exclusive of amortization shown below)	863.3	866.7	876.5	3,509.3	2,610.0

Gross profit	514.2	524.2	384.5	2,033.8	1,296.9
Gross margin	37.3%	37.7%	30.5%	36.7%	33.2%
Operating expenses:
Research and development	158.0	150.9	139.8	594.4	452.3
Selling and marketing	80.3	78.6	79.4	315.9	238.0
General and administrative	71.0	68.9	72.2	284.9	230.3
Amortization of acquisition-related intangible assets	28.8	37.3	32.9	123.8	104.8
Restructuring, asset impairments and other, net	4.7	9.7	4.5	20.8	33.2
Intangible asset impairment	5.4	1.5	—	13.1	2.2

Total operating expenses	348.2	346.9	328.8	1,352.9	1,060.8

Operating income	166.0	177.3	55.7	680.9	236.1

Other income (expense), net:
Interest expense	(33.2)	(34.9)	(40.9)	(141.2)	(145.3)
Interest income	1.2	0.7	0.7	3.0	4.5
Gain on divestiture of business	—	12.5	—	12.5	92.2
Licensing income	2.2	21.5	—	47.6	—
Loss on debt refinancing and prepayment	(14.3)	(6.7)	—	(47.2)	(6.3)
Other income (expense)	(0.9)	(2.1)	2.7	(8.1)	(0.6)

Other expense, net	(45.0)	(9.0)	(37.5)	(133.4)	(55.5)

Income before income taxes	121.0	168.3	18.2	547.5	180.6
Income tax benefit (provision)	410.0	(59.4)	93.5	265.5	3.9

Net income	531.0	108.9	111.7	813.0	184.5
Less: Net income attributable to non-controlling interest	(1.1)	(0.2)	(0.8)	(2.3)	(2.4)

Net income attributable to ON Semiconductor Corporation	$529.9	$108.7	$110.9	$810.7	$182.1

Net income per common share attributable to ON Semiconductor Corporation:
Basic	$1.25	$0.26	$0.27	$1.92	$0.44

Diluted	$1.22	$0.25	$0.26	$1.89	$0.43

Weighted average common shares outstanding:
Basic	424.3	422.2	417.3	421.9	415.2

Diluted	433.3	427.5	426.9	428.3	420.0

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	December 31, 2017	September 29, 2017	December 31, 2016
Assets
Cash and cash equivalents	$949.2	$901.2	$1,028.1
Receivables, net	701.5	695.6	629.8
Inventories	1,089.5	1,029.0	1,030.2
Other current assets	193.0	189.6	181.0

Total current assets	2,933.2	2,815.4	2,869.1
Property, plant and equipment, net	2,279.1	2,238.2	2,159.1
Goodwill	916.9	916.9	924.7
Intangible assets, net	628.3	662.5	762.1
Deferred tax assets	339.1	148.8	138.9
Other assets	98.5	79.5	70.5

Total assets	$7,195.1	$6,861.3	$6,924.4

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$548.0	$590.3	$434.0
Accrued expenses	612.8	580.5	405.0
Deferred income on sales to distributors	—	—	109.8
Current portion of long-term debt	248.1	258.5	553.8

Total current liabilities	1,408.9	1,429.3	1,502.6
Long-term debt	2,703.7	2,684.4	3,068.5
Deferred tax liabilities	55.1	309.1	288.9
Other long-term liabilities	226.4	203.1	186.5

Total liabilities	4,394.1	4,625.9	5,046.5

2.625% Notes, Series B - Redeemable conversion feature	—	—	32.9
ON Semiconductor Corporation stockholders’ equity:
Common stock	5.5	5.5	5.4
Additional paid-in capital	3,593.5	3,557.1	3,473.3
Accumulated other comprehensive loss	(40.6)	(43.8)	(50.2)
Accumulated earnings (deficit)	351.5	(178.4)	(527.3)
Less: Treasury stock, at cost	(1,131.1)	(1,128.0)	(1,078.0)

Total ON Semiconductor Corporation stockholders’ equity	2,778.8	2,212.4	1,823.2
Non-controlling interest in consolidated subsidiary	22.2	23.0	21.8

Total stockholders’ equity	2,801.0	2,235.4	1,845.0

Total liabilities and equity	$7,195.1	$6,861.3	$6,924.4

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES (Continued)

(in millions)

	Quarter Ended			Year Ended
	December 31, 2017	September 29, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net income	$531.0	$108.9	$111.7	$813.0	$184.5
Adjusted for:
Licensing income	(2.2)	(21.5)	—	(47.6)	—
R&D costs related to licensing income	3.7	2.2	—	10.0	—
Restructuring, asset impairments and other, net	4.7	9.7	4.5	20.8	33.2
Intangible asset impairment	5.4	1.5	—	13.1	2.2
Interest expense	33.2	34.9	40.9	141.2	145.3
Interest income	(1.2)	(0.7)	(0.7)	(3.0)	(4.5)
Loss on debt refinancing and prepayment	14.3	6.7	—	47.2	6.3
Income tax (benefit) provision	(410.0)	59.4	(93.5)	(265.5)	(3.9)
Net income attributable to non-controlling interest	(1.1)	(0.2)	(0.8)	(2.3)	(2.4)
Depreciation and amortization	123.4	127.7	120.0	481.9	364.1
Amortization of fair market value step-up of inventory	—	2.5	55.6	13.6	67.5
Sell-through to sell-in adjustment	—	—	—	(59.0)	—
Gain on divestiture of business	—	(12.5)	—	(12.5)	(92.2)
Adjustment to contingent consideration	(0.2)	(0.3)	0.8	1.8	(0.5)
Actuarial losses on pension plans and other pension benefits	1.9	—	10.0	1.9	10.0
Third party acquisition and divestiture related costs	1.0	0.5	3.5	3.2	25.8

Adjusted EBITDA	303.9	318.8	252.0	1,157.8	735.4
Increase (decrease):
Licensing income	2.2	21.5	—	47.6	—
R&D costs related to licensing income	(3.7)	(2.2)	—	(10.0)	—
Restructuring, asset impairments and other, net	(4.7)	(9.7)	(4.5)	(20.8)	(33.2)
Interest expense	(33.2)	(34.9)	(40.9)	(141.2)	(145.3)
Interest income	1.2	0.7	0.7	3.0	4.5
Income tax benefit (provision)	410.0	(59.4)	93.5	265.5	3.9
Net income attributable to non-controlling interest	1.1	0.2	0.8	2.3	2.4
Amortization of fair market value step-up of inventory	—	(2.5)	(55.6)	(13.6)	(67.5)
Sell-through to sell-in adjustment	—	—	—	59.0	—
Adjustment to contingent consideration	0.2	0.3	(0.8)	(1.8)	0.5

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES (Continued)

(in millions)

Actuarial losses on pension plans and other pension benefits	(1.9)	—	(10.0)	(1.9)	(10.0)
Third party acquisition and divestiture related costs	(1.0)	(0.5)	(3.5)	(3.2)	(25.8)
Loss on sale or disposal of fixed assets	1.1	1.0	0.9	3.9	1.5
Amortization of debt discount and issuance costs	3.8	3.8	4.6	16.0	12.0
Payments for term debt modification	(1.4)	—	—	(3.8)	(26.4)
Write-down of excess inventories	10.2	21.2	26.1	67.0	66.2
Non-cash share-based compensation expense	17.1	16.8	14.2	69.8	56.1
Non-cash interest on convertible notes	8.9	8.6	6.4	30.8	26.0
Non-cash asset impairment charges	0.6	6.4	0.5	7.9	0.5
Change in deferred taxes	(444.4)	38.9	(103.6)	(348.3)	(38.1)
Other	(0.4)	0.6	(1.9)	2.2	(4.6)
Changes in operating assets and liabilities	(45.3)	(1.4)	50.5	(94.0)	23.1

Net cash provided by operating activities	$224.3	$328.2	$229.4	1,094.2	581.2

Cash flows from investing activities:
Purchases of property, plant and equipment	$(175.7)	$(90.1)	$(49.9)	$(387.5)	$(210.7)
Proceeds from sales of property, plant and equipment	12.2	0.3	—	14.3	0.4
Deposits utilized for purchases of property, plant and equipment	(6.1)	(3.2)	(3.1)	(8.2)	(2.2)
Purchase of business, net of cash acquired	—	—	(6.8)	(0.8)	(2,284.0)
Proceeds from divestiture of business, net of cash transferred	—	20.0	—	20.0	104.0
Cash placed in escrow	—	—	—	—	(67.7)
Cash received from escrow	—	—	—	—	23.8
Purchases of held-to-maturity securities	—	—	—	(1.6)	—
Other	(1.0)	—	—	(0.7)	1.8

Net cash used in investing activities	$(170.6)	$(73.0)	$(59.8)	$(364.5)	$(2,434.6)

Cash flows from financing activities:
Proceeds from issuance of common stock under the employee stock purchase plan	$12.2	$0.1	$4.1	$23.6	$15.0
Proceeds from exercise of stock options	7.1	1.7	9.8	18.0	14.9
Payments of tax withholding for restricted shares	(3.1)	(11.4)	(1.9)	(28.1)	(12.3)
Repurchase of common stock	—	—	—	(25.0)	—
Proceeds from debt issuance	405.0	5.3	5.0	1,106.2	2,586.9
Payments of debt issuance and other financing costs	—	—	(0.3)	—	(6.8)
Repayment of long-term debt	(419.8)	(220.3)	(26.2)	(1,831.4)	(313.8)
Purchases of convertible note hedges	—	—	—	(144.7)	—

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES (Continued)

(in millions)

Proceeds from issuance of warrants	—	—	—	85.2	—
Payment of capital lease obligations	(1.2)	(1.2)	(2.7)	(8.9)	(14.9)
Payment of contingent consideration	(3.9)	—	—	(3.9)	—
Dividend to non-controlling shareholder of consolidated subsidiary	(1.9)	—	(2.4)	(1.9)	(4.3)

Net cash provided by (used in) financing activities	$(5.6)	$(225.8)	$(14.6)	$(810.9)	$2,264.7

Effect of exchange rate changes on cash and cash equivalents	$(0.1)	$0.2	$(7.4)	$2.3	$(0.8)

Net increase (decrease) in cash and cash equivalents	$48.0	$29.6	$147.6	$(78.9)	$410.5
Cash and cash equivalents, beginning of period	$901.2	$871.6	$880.5	$1,028.1	$617.6

Cash and cash equivalents, end of period	$949.2	$901.2	$1,028.1	$949.2	$1,028.1

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
	December 31, 2017	September 29, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Reconciliation of GAAP revenue to non-GAAP revenue:
GAAP revenue	$1,377.5	$1,390.9	$1,261.0	$5,543.1	$3,906.9
Special items:
a) Sell-through to sell-in adjustment	—	—	—	(155.1)	—

Total special items	—	—	—	(155.1)	—

Non-GAAP revenue	$1,377.5	$1,390.9	$1,261.0	$5,388.0	$3,906.9

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$514.2	$524.2	$384.5	$2,033.8	$1,296.9

Special items:
a) Sell-through to sell-in adjustment	—	—	—	(59.0)	—
b) Actuarial losses on pension plans and other pension benefits	2.6	—	3.2	2.6	3.2
c) Expensing of appraised inventory at fair market value step up	—	2.5	55.6	13.6	67.5

Total special items	2.6	2.5	58.8	(42.8)	70.7

Non-GAAP gross profit	$516.8	$526.7	$443.3	$1,991.0	$1,367.6

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin	37.3%	37.7%	30.5%	36.7%	33.2%

Special items:
a) Sell-through to sell-in adjustment	—%	—%	—%	0.1%	—%
b) Actuarial losses on pension plans and other pension benefits	0.2%	—%	0.3%	—%	0.1%
c) Expensing of appraised inventory at fair market value step up	—%	0.2%	4.4%	0.2%	1.7%

Total special items	0.2%	0.2%	4.7%	0.3%	1.8%

Non-GAAP gross margin	37.5%	37.9%	35.2%	37.0%	35.0%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$348.2	$346.9	$328.8	$1,352.9	$1,060.8

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

Special items:
a) Actuarial gains (losses) on pension plans and other pension benefits	0.7	—	(6.8)	0.7	(6.8)
b) Amortization of acquisition related intangible assets	(28.8)	(37.3)	(32.9)	(123.8)	(104.8)
c) Restructuring, asset impairments and other, net	(4.7)	(9.7)	(4.5)	(20.8)	(33.2)
d) Intangible asset impairments	(5.4)	(1.5)	—	(13.1)	(2.2)
e) Third party acquisition and divestiture related costs	(1.0)	(0.5)	(3.5)	(3.2)	(25.8)
f) R&D Costs related to licensing income	(3.7)	(2.2)	—	(10.0)	—

Total special items	(42.9)	(51.2)	(47.7)	(170.2)	(172.8)

Non-GAAP operating expenses	$305.3	$295.7	$281.1	$1,182.7	$888.0

Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income	$166.0	$177.3	$55.7	$680.9	$236.1

Special items:
a) Sell-through to sell-in adjustment	—	—	—	(59.0)	—
b) Actuarial (gains) losses on pension plans and other pension benefits (cost of revenues)	2.6	—	3.2	2.6	3.2
c) Expensing of appraised inventory at fair market value step up	—	2.5	55.6	13.6	67.5
d) Amortization of acquisition related intangible assets	28.8	37.3	32.9	123.8	104.8
e) Actuarial (gains) losses on pension plans and other pension benefits (operating expenses)	(0.7)	—	6.8	(0.7)	6.8
f) Restructuring, asset impairments and other, net	4.7	9.7	4.5	20.8	33.2
g) Intangible asset impairments	5.4	1.5	—	13.1	2.2
h) Third party acquisition and divestiture related costs	1.0	0.5	3.5	3.2	25.8
i) R&D Costs related to licensing income	3.7	2.2	—	10.0	—

Total special items	45.5	53.7	106.5	127.4	243.5

Non-GAAP operating income	$211.5	$231.0	$162.2	$808.3	$479.6

Reconciliation of GAAP operating margin to non-GAAP operating margin (operating income / revenues):

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

GAAP operating margin	12.1%	12.7%	4.4%	12.3%	6.0%

Special items:
a) Sell-through to sell-in adjustment	—%	—%	—%	(0.7)%	—%
b) Actuarial losses on pension plans and other pension benefits (cost of revenues)	0.2%	—%	0.3%	—%	0.1%
c) Expensing of appraised inventory at fair market value step up	—%	0.2%	4.4%	0.2%	1.7%
d) Amortization of acquisition related intangible assets	2.1%	2.7%	2.6%	2.2%	2.7%
e) Actuarial (gains) losses on pension plans and other pension benefits (operating expenses)	(0.1)%	—%	0.5%	—%	0.2%
f) Restructuring, asset impairments and other, net	0.3%	0.7%	0.4%	0.4%	0.8%
g) Intangible asset impairments	0.4%	0.1%	—%	0.2%	0.1%
h) Third party acquisition and divestiture related costs	0.1%	—%	0.3%	0.1%	0.7%
i) R&D Costs related to licensing income	0.3%	0.2%	—%	0.2%	—%

Total special items	3.3%	3.9%	8.5%	2.7%	6.3%

Non-GAAP operating margin	15.4%	16.6%	12.9%	15.0%	12.3%

Reconciliation of GAAP income before income taxes to non-GAAP income before income taxes:
GAAP income before income taxes	$121.0	$168.3	$18.2	$547.5	$180.6

Special items:
a) Sell-through to sell-in adjustment	—	—	—	(59.0)	—
b) Actuarial losses on pension plans and other pension benefits (cost of revenues)	2.6	—	3.2	2.6	3.2
c) Expensing of appraised inventory at fair market value step up	—	2.5	55.6	13.6	67.5
d) Amortization of acquisition related intangible assets	28.8	37.3	32.9	123.8	104.8
e) Actuarial losses (gains) on pension plans and other pension benefits (operating expenses)	(0.7)	—	6.8	(0.7)	6.8
f) Restructuring, asset impairments and other, net	4.7	9.7	4.5	20.8	33.2
g) Intangible asset impairments	5.4	1.5	—	13.1	2.2
h) Third party acquisition and divestiture related costs	1.0	0.5	3.5	3.2	25.8
i) R&D Costs related to licensing income	3.7	2.2	—	10.0	—
j) Loss on debt refinancing and prepayment	14.3	6.7	—	47.2	6.3
k) Non-cash interest on convertible notes	8.9	8.6	6.5	30.8	26.0
l) Pre-acquisition interest expense, net	—	—	—	—	48.3

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

m) Adjustment to contingent consideration	(0.2)	(0.3)	0.8	1.8	(0.5)
n) Licensing income	(2.2)	(21.5)	—	(47.6)	—
o) Gain on divestiture of business	—	(12.5)	—	(12.5)	(92.2)

Total special items	66.3	34.7	113.8	147.1	231.4

Non-GAAP income before income taxes	$187.3	$203.0	$132.0	$694.6	$412.0

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income attributable to ON Semiconductor Corporation	$529.9	$108.7	$110.9	$810.7	$182.1

Special items:
a) Sell-through to sell-in adjustment	—	—	—	(59.0)	—
b) Actuarial losses on pension plans and other pension benefits (cost of revenues)	2.6	—	3.2	2.6	3.2
c) Expensing of appraised inventory at fair market value step up	—	2.5	55.6	13.6	67.5
d) Amortization of acquisition related intangible assets	28.8	37.3	32.9	123.8	104.8
e) Actuarial losses (gains) on pension plans and other pension benefits (operating expenses)	(0.7)	—	6.8	(0.7)	6.8
f) Restructuring, asset impairments and other, net	4.7	9.7	4.5	20.8	33.2
g) Intangible asset impairments	5.4	1.5	—	13.1	2.2
h) Third party acquisition and divestiture related costs	1.0	0.5	3.5	3.2	25.8
i) R&D Costs related to licensing income	3.7	2.2	—	10.0	—
j) Loss on debt refinancing and prepayment	14.3	6.7	—	47.2	6.3
k) Non-cash interest on convertible notes	8.9	8.6	6.5	30.8	26.0
l) Pre-acquisition interest expense, net	—	—	—	—	48.3
m) Adjustment to contingent consideration	(0.2)	(0.3)	0.8	1.8	(0.5)
n) Licensing income	(2.2)	(21.5)	—	(47.6)	—
o) Gain on divestiture of business	—	(12.5)	—	(12.5)	(92.2)
p) Adjustment of income taxes	(428.9)	46.0	(101.7)	(333.3)	(31.2)

Total special items	(362.6)	80.7	12.1	(186.2)	200.2

Non-GAAP net income attributable to ON Semiconductor Corporation	$167.3	$189.4	$123.0	$624.5	$382.3

Adjustment of income taxes:
Tax adjustment for Special Items (1)	$(23.2)	$(12.1)	$(39.8)	$(51.5)	$(81.0)
Other non-GAAP tax adjustment (2)	44.2	58.1	(61.9)	168.1	49.8
Non-cash impact of U.S. tax reform (3)	(449.9)	—	—	(449.9)	—

	$(428.9)	$46.0	$(101.7)	$(333.3)	$(31.2)

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

(1)	Tax impact of non-GAAP Special Items (a)-(o), calculated using the federal statutory rate of 35%
(2)

The income tax adjustment primarily represents the use of the net operating loss, non-cash impact of not asserting indefinite reinvestment on earnings of our foreign subsidiaries, deferred tax expense not affecting taxes payable, and non-cash expense (benefit) related to uncertain tax positions.

(3)	Non-cash tax impacts of U.S. tax reform legislation, H.R.1, commonly referred to as the Tax Cuts and Jobs Act.

Reconciliation of GAAP diluted share count to non-GAAP diluted share count:
GAAP diluted share count	433.3	427.5	426.9	428.3	420.0
Special items:
a) Dilutive share count attributable to convertible notes	(3.4)	—	—	(0.9)	—

Total Special items	(3.4)	—	—	(0.9)	—

Non-GAAP diluted share count	429.9	427.5	426.9	427.4	420.0

Non-GAAP diluted earnings per share:
Non-GAAP net income attributable to ON Semiconductor Corporation	$167.3	$189.4	$123.0	$624.5	$382.3
Non-GAAP diluted share count	429.9	427.5	426.9	427.4	420.0

Non-GAAP diluted earnings per share	$0.39	$0.44	$0.29	$1.46	$0.91

Reconciliation of Net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$224.3	$328.2	$229.4	$1,094.2	$581.2
Special items:
a) Purchases of property, plant and equipment	(175.7)	(90.1)	(49.9)	(387.5)	(210.7)

Total special items	(175.7)	(90.1)	(49.9)	(387.5)	(210.7)

Free cash flow	$48.6	$238.1	$179.5	$706.7	$370.5

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

Total share-based compensation expense related to the Company’s stock options, restricted stock units, stock grant awards and employee stock purchase plan is included below.

	Quarter Ended			Year Ended
	December 31, 2017	September 29, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Cost of revenues	$1.6	$1.4	$2.0	$6.0	$8.0
Research and development	2.9	3.2	2.8	12.5	11.1
Selling and marketing	2.9	2.8	2.6	11.7	9.8
General and administrative	9.7	9.4	6.8	39.6	27.2

Total share-based compensation expense	$17.1	$16.8	$14.2	$69.8	$56.1

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, ON Semiconductor uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture related costs, tax impact of these items and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. In addition, we believe that most analysts covering ON Semiconductor use the non-GAAP measures to evaluate ON Semiconductor’s performance. Given management’s and other relevant use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting/releasing of certain of our performance-based equity awards. Regulation G under the Securities Act of 1933, as amended, and other federal securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

Non-GAAP Revenue

The use of non-GAAP Revenue allows management to evaluate, among other things, the revenue from the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items such as the impact of the change in revenue recognition on distributor sales implemented in the first quarter of 2017. In addition, non-GAAP Revenue it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

NON-GAAP MEASURES (Continued)

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up and the impact from the change in revenue recognition on distributor sales. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating margin and operating income of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, the impact from the change in revenue recognition on distributor sales, amortization and impairments of intangible assets, third party acquisition and divestiture related costs, restructuring charges and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Net Income Attributable to ON Semiconductor and Diluted Earnings per Share

The use of non-GAAP net income attributable to ON Semiconductor and diluted earnings per share allows management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization and impairments of intangible assets, expensing of appraised inventory fair market value step-up, the impact from the change in revenue recognition on distributor sales, restructuring, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture related costs, tax impact of these items and other non-GAAP adjustments and certain other special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against that of other companies in our industry.

ON Semiconductor Reports Fourth Quarter and 2017 Annual Results

NON-GAAP MEASURES (Continued)

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternate to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Diluted Share Count

In periods when the quarterly average stock price per share exceeds $18.50, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.00% convertible notes. As such, at an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% convertible notes.

In periods when the quarterly average stock price per share exceeds $20.72, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% Notes. As such, at an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% notes.